Exhibit 99.1

PRELIMINARY PROXY CARD DATED FEBRUARY 7, 2025, SUBJECT TO COMPLETION

MARBLEGATE ACQUISITION CORP.

411 Theodore Fremd Avenue

Suite 206S

Rye, New York 10580

SPECIAL MEETING OF STOCKHOLDERS

[   ], 2025

YOUR VOTE IS IMPORTANT

MARBLEGATE ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [   ], 2025

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and proxy statement, dated [   ], 2025, (the “Proxy Statement”) in connection with the special meeting of stockholders of Marblegate Acquisition Corp. (the “Company” or “MAC”) and any adjournments thereof (the “Special Meeting”) to be held at 10:00 a.m. Eastern time on [   ], 2025, via a virtual meeting for the sole purpose of considering and voting upon the following proposals, and hereby appoints Andrew Milgram and Paul Arrouet, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 (IF PRESENTED) CONSTITUTING THE BUSINESS COMBINATION PROPOSAL, THE ORGANIZATIONAL DOCUMENT PROPOSALS AND THE ADJOURNMENT PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [   ], 2025:

The notice of meeting and Proxy Statement are available at https://www.cstproxy.com/marblegateacquisition/2025.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3, IF PRESENTED.	Please mark ☒ votes as indicated in this example

Proposal 1 – The Business Combination Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of February 14, 2023 (as may be amended or restated from time to time, the “Business Combination Agreement”), by and among MAC, Marblegate Asset Management, LLC, Marblegate Capital Corporation (“New MAC”), MAC Merger Sub, Inc. (“Merger Sub”), DePalma Acquisition I LLC, and DePalma Acquisition II LLC. The Business Combination Agreement provides for, among other things, the merger of Merger Sub with and into MAC, with MAC surviving the merger as a wholly-owned subsidiary of New MAC, in accordance with the terms and subject to the conditions of the Business Combination Agreement (the transactions contemplated by the Business Combination Agreement, the Business Combination, and such proposal, the “Business Combination Proposal”);	☐	☐	☐

Proposal 2 – The Organizational Document Proposals

To consider and vote upon an amendment and restatement of MAC’s current Amended and Restated Certificate of Incorporation (as amended, the “Existing Charter” and, together with the Amended and Restated Bylaws of MAC, the “Existing Organizational Documents”) and the following material differences between the proposed Amended and Restated Certificate of Incorporation of New MAC (the “Proposed Charter” and, together with the proposed Amended and Restated Bylaws of New MAC (the “Proposed Bylaws”), the “Proposed Organizational Documents”) and the Existing Charter (such proposals, collectively, the “Organizational Document Proposals”):

Proposal 2a	FOR	AGAINST	ABSTAIN

To approve the provision in the Proposed Charter changing the authorized capital stock of 221,000,000 shares, consisting of 200,000,000 shares of MAC Class A Common Stock, par value $0.0001 per share, 20,000,000 shares of MAC Class B Common Stock, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to authorized capital stock of 260,000,000 shares, consisting of 250,000,000 shares of New MAC Common Stock, par value $0.0001 per share and 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share;	☐	☐	☐

Proposal 2b	FOR	AGAINST	ABSTAIN

To approve the provision in the Proposed Charter pursuant to which: the affirmative vote of the holders of at least 66 2/3% of the total voting power of all then outstanding shares of New MAC Common Stock entitled to vote generally in the election of directors, voting together as a single class is required to amend provisions relating to, among other matters: (i) stockholder meetings, (ii) the board of directors and (iii) amendment of the Proposed Charter;	☐	☐	☐

Proposal 2c	FOR	AGAINST	ABSTAIN

To approve all other changes in connection with the replacement of the Existing Organizational Documents of MAC with the Proposed Organizational Documents of New MAC, including, among other things, changing from a blank check company seeking a business combination within a certain period (as provided in the Existing Organizational Documents), to a corporation having perpetual existence (as provided in the Proposed Charter);	☐	☐	☐

Proposal 2d	FOR	AGAINST	ABSTAIN

To provide for a single class of board of directors and direct that board vacancies be filled by the majority of directors then in office, unless specified otherwise in the Proposed Bylaws; and	☐	☐	☐

Proposal 3 – The Adjournment Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote at the Special Meeting (such proposal, the “Adjournment Proposal”).	☐	☐	☐

Date:     , 2025

Signature

Signature (if held jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 (IF PRESENTED). THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.